Exhibit 10.48

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT effective the 2nd day of July 2004 (the "Effective Date") between OSTEOTECH, INC., a Delaware corporation (the "Corporation") and Sam Owusu-Akyaw (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Corporation desires to retain the Employee as President And Chief Operating Officer; and

      WHEREAS, the Employee desires to maintain such employment upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

      1. Term. Unless sooner terminated in accordance with this Agreement, the term of this Agreement and the term of employment of the Employee shall be for two (2) years commencing on the Effective Date hereof and shall be automatically renewable for successive additional two (2) year terms unless at least three (3) months prior to the initial two-year period or any subsequent two-year term the Corporation terminates this Agreement by written notice to the Employee, whereupon this Agreement shall be terminated at the end of the applicable two-year period (with such initial two-year term and any two year renewal thereof, unless sooner terminated in accordance with this Agreement being the "Term of Employment").

      (a) The Employee will be on an unpaid leave of absence during the period July 2, 2004 to July 11, 2004.

      2. Duties. The Employee shall be employed in an executive capacity as the President And Chief Operating Officer of the Corporation. The Employee shall perform such duties and services, consistent with his position, as may be assigned to him from time to time by the Chief Executive Officer of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the Board of Directors of the Corporation or its designee. During the Term of the Employment, the Corporation shall provide the Employee with an office, secretarial and other support services at its headquarters as may be required for the Employee to perform the duties assigned to him hereunder.

      3. Time to be Devoted to Employment.

      (a) Except for reasonable vacations (to consist of at least four (4) weeks per year) and absences due to temporary illness, during the Term of Employment, the Employee shall devote substantially his full time and energy to the business of the Corporation.

      (b) During the Term of Employment, the Employee shall not be engaged in any other business activity which, in the reasonable judgment of the Corporation, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.


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      4. Compensation; Reimbursement.

      (a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Three hundred thousand dollars ($300,000), payable in installments as is the policy of the Corporation with respect to employees of the Corporation at substantially the same employment level as the Employee, but in no event less frequently than once per month. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation.

      (b) Employee shall be eligible for an annual bonus as determined by the Board of Directors of the Corporation based on Employee's performance. The bonus payment to Employee for a calendar year is contingent upon the Employee being retained as an employee of the Corporation at the time such payments are made. In calendar year 2004, the employee shall be eligible for a target bonus of 40% of Base Salary, based upon the full calendar year.

      (c) Employee shall be eligible for an annual stock option grant consistent with the Corporation's Stock Option Plan with said grant being determined by the Board of Directors of the Corporation based on the Corporation's performance. Contingent upon approval of the Board of Directors, the Employee will be granted a stock option agreement for One hundred thousand (100,000) shares upon employment. The exercise price of these options will be the closing price as quoted on NASDAQ on the day the options are approved by the Board of Directors.

      (d) During the Term of Employment, the Employee shall be entitled to such fringe benefits as are made available from time to time to the employees of the Corporation at substantially the same employment level as the Employee, including, without limitation, four (4) weeks paid vacation.


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

      (e) The Corporation shall reimburse Employee, in accordance with the practice from time to time for other officers of the Corporation, for all reasonable and necessary travel expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers, receipts and reports.

      (f) The Corporation shall reimburse Employee for other reasonable expenses during the Term of Employment as follows:

            (i) Reasonable travel and lodging expenses for house hunting trips to New Jersey for Employee and Employee's spouse to locate and purchase appropriate housing for Employee and family.

            (ii) Temporary living expenses for Employee, up to eighteen (18) months at an extended stay hotel, furnished apartment or similar type long-term stay accommodation.

            (iii) Travel to and from Employee's current home in Texas, coach class, twice per month for up to eighteen (18) months.

            (iv) Packing, shipping and unpacking of Employee's household goods and personal belongings that are normally part of relocation.

            (v) The physical relocation trip for Employee and family from Texas to New Jersey, including transportation, hotels and meals.

            (vi) A one-time relocation payment of Twenty five thousand dollars ($25,000) to help defray the incidental expenses related to relocation. This payment will be made upon Employee's physical relocation to New Jersey, and will be considered regular income and taxed as such.

            (vii) Should the Employee voluntarily terminate his employment in less than two


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(2) years, Employee will be responsible for paying back to the Company any relocation expenses reimbursed to the Employee, on a pro rata basis.

      5. Disability or Death.

      (a) If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of 90 consecutive days or longer, (such condition being herein referred to as "Disability"), the Employee will be eligible to receive benefits under the Corporation's Long-Term Disability Benefits Plan pursuant to the terms and conditions of such plan. Until the Employee becomes eligible for benefits under the Corporation's Long-Term Disability Benefits Plan and so long as the Corporation shall not have otherwise terminated the Employee's employment hereunder in accordance with this Agreement, the Employee shall be entitled to receive his compensation, notwithstanding any such Disability.

      (b) If the Employee dies during the Term of Employment, his employment hereunder shall be deemed to cease as of the date of his death.

      6. Termination For Cause. The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee hereunder at any time during the Term of Employment for "cause" (such termination being hereinafter called a "Termination For Cause") by giving the Employee notice of such termination, and upon the giving of such notice termination shall take effect immediately. For the purposes of this Section 6, "cause" shall mean (i) the Employee's actions on behalf of the Corporation or any subsidiary or affiliate thereof, without the authorization of the Board of Directors or the Chief Executive Officer of the Corporation, which actions are knowingly for the pecuniary benefit of the Employee or members of his family and which actions materially and adversely effect the business or affairs of the


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Corporation or any subsidiary or affiliate thereof, or (ii) the Employee fails in any material respect to observe and perform his obligations hereunder or under the Employee Non-Competition, Non-Solicitation, Confidential Information And Inventions Agreement by and between Employee and Corporation which failure is not cured within twenty (20) days after written notice thereof is given to the Employee by the Corporation, or, (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation (other than non-material expense account issues) or commission or conviction of a felony or
(iv) the repeated use by the Employee of alcohol in a manner which impairs his duties or the use of any controlled substance other than under a physician's prescription.

      7. Termination Without Cause. The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee hereunder at any time during the Term of Employment without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Employee notice of such termination. Upon the giving of such notice, termination shall take effect immediately.

      8. Voluntary Termination. Any termination of the employment of the Employee hereunder otherwise then as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination". A Voluntary Termination shall be deemed to be effective immediately upon receipt of notice to the Corporation of such termination.

      9. Effect of Termination of Employment.

      (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except


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to receive:

            (i) the unpaid portion of the Base Salary provided for in Section 4(a), computed on a pro rata basis to the date of termination; and

            (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(e).

            (iii) any amounts due and owing to the Employee by the Corporation under any benefit plan.

      (b) Upon the termination of the Employee's employment hereunder pursuant to Disability or death neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive payments equal to that provided for in Section 5(a), if applicable, and Section 9(a) hereof and any other benefits available under the Corporation's Benefits Plans.

      (c) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided for in Section 9(a) hereof, plus an aggregate amount equal to twelve (12) months Base Salary, payable in twelve (12) equal monthly installments and the continuation of medical and dental benefits and life insurance for the same twelve (12) month period to the extent such benefits were being provided to Employee at the time of termination. Upon completion of the initial twelve (12) month period, should the Employee continue to be unemployed and actively conducting a job search, Employee will be eligible for continued termination payments for up to six (6) months Base Salary, payable in six (6) equal monthly installments, or until such time as Employee begins other employment, whichever is earlier.


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

Employee will continue to be eligible for medical, dental and life insurance benefits for up to an additional six (6) months or until such time as he begins other employment, whichever is earlier. In addition, Employee will be eligible for outplacement services for up to twelve (12) months, and continued for up to eighteen (18) months provided Employee is actively conducting a job search.

      10. General Provisions

      (a) This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

      (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the conflicts of laws of the State of New Jersey or any other jurisdiction.

      (c) If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

      (d) Employee acknowledges that he has signed the Corporation's Employee Non-Competition, Non-Solicitation, Confidential Information And Inventions Agreement and said agreement is made a part hereof.

      (e) This Agreement, together with the Corporation's Employee Non-Competition, Non-Solicitation, Confidential Information And Inventions Agreement, constitutes the entire and exclusive agreement between Employee and Corporation pertaining to the subject matter thereof, and supersedes and replaces any and all earlier agreements.

      11. Notices. Notices and other communications hereunder shall be in writing and shall


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be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

If to the Employee:

         Sam Owusu-Akyaw
         714 Chatham Court
         Southlake, Texas 76092

If to the Corporation:

         Osteotech, Inc.
         51 James Way
         Eatontown, New Jersey 07724
         Attn: CEO

Copy to:

         Kevin Collins, Esq.
         Dorsey & Whitney LLP
         250 Park Avenue
         New York, New York 10177

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

      12. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon (i) each successor of the Corporation, whether by merger, consolidation, transfer of all


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or substantially all assets, or otherwise and (ii) the heirs and legal representatives of the Employee.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first above written.


                                             OSTEOTECH, INC.

                                             By:________________________
                                             Name: Richard W. Bauer
                                             Title: Chief Executive Officer


                                             EXECUTIVE

                                             By:________________________
                                             Name: Sam Owusu-Akyaw
                                             Title: President And Chief
                                                    Operating Officer


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